UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2008

Date of Report (Date of earliest event reported)

GLOBALWISE INVESTMENTS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31671 Commission File No.	87-0613716 (I.R.S. Employer Identification No.)

2157 S. Lincoln Street, Salt Lake City, Utah  84106

(Address of principal executive offices)

(801) 323-2395

(Issuer’s telephone number)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

In this report references to “Globalwise,” “we,” “us,” and “our” refer to Globalwise Investments, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This report contains these types of statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events, operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors.  In addition other uncertainties could cause actual events to differ materially from those described in the forward-looking statements.

Section 8 - Other Events

Item 8.01 Other Events

On February 15, 2008, Globalwise Investments, Inc. effected a 2-for-1 forward split of its outstanding common stock.  Our board of directors authorized the forward split of our common stock on January 30, 2008.  Customary notification of the forward split was provided to the OTC Bulletin Board and it effected the forward split on February 19, 2008.   Pre-split common shares of 569,500 outstanding on February 15, 2008 were forward split to 1,139,000 shares of common stock.  The forward split will be effected as a dividend and new certificates will be mailed to stockholders on or about February 15, 2008.  The company’s symbol on the OTC Bulletin Board will remain “GWIV.”

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2008	GLOBALWISE INVESTMENTS, INC. By: /s/ Donald R. Mayer Donald R. Mayer President and Director